Catalytica Energy Systems Reports First Quarter Financial Results

GILBERT, AZ -- 05/12/2005 -- Catalytica Energy Systems, Inc. (NASDAQ: CESI), a leading provider of innovative emissions solutions for the power generation and transportation industries, today reported financial results for the first quarter ended March 31, 2005.

Total revenues for the first quarter of 2005 were $1,299,000, compared with total revenues of $986,000 in the same period of the prior year. Total costs and expenses for the quarter were $4,921,000, compared with $4,323,000 in the first quarter last year. Revenue growth and increased operating expenses between periods reflected a full quarter of SCR services business activities following the Company's acquisition of SCR-Tech, LLC on February 20, 2004. Net loss for the quarter ended March 31, 2005 was $3,538,000, or a loss of $0.20 per share, compared with a net loss of $3,241,000, or a loss of $0.18 per share, in the same quarter of the prior year.

Cash, cash equivalents, and short-term investments (collectively referred to as "cash") at March 31, 2005 totaled $32,136,000, a decline of $3,456,000 from December 31, 2004.

"During the quarter, we continued to make excellent progress in advancing development and commercialization efforts associated with our diesel emissions reduction solutions," said Mike Murry, president and CEO of Catalytica Energy Systems. "Our first quarter results include an increased investment in these activities, which has enabled us to achieve a number of significant program milestones. In a separate release issued earlier this week, we announced successful completion of in-house FTP transient tests of our retrofit solution for mobile diesels, which demonstrated NOx reduction in excess of our 50% target. This accomplishment follows the signing of a Memorandum of Understanding (MOU) earlier this year with a leading diesel retrofit integrator with whom we are now in advanced negotiations relating to joint commercialization opportunities. We also recently completed the first installation of our XononD™ retrofit solution on a diesel delivery truck and have initiated on-vehicle testing in preparation for a three-month, on-road demonstration in Denton, Texas. This demonstration, which is on track to commence next month, will evaluate the performance of our XononD fuel processing system in combination with a NOx adsorber catalyst while operating on two medium-duty diesel refuse trucks supplied by the City of Denton. Successful results from this third-party field demonstration will position us to pursue EPA verification testing by the end of this year, an important step toward our goal of realizing a commercial product launch by mid-2006."

The Company also continues to make solid technical advances in the development of its XFP™ NOx reduction solution for new, over-the-road diesel engines, which has been demonstrated to achieve greater than 90% NOx reduction in full-scale tests on medium and heavy-duty diesel engines. Numerous test activities and demonstration projects are ongoing both in-house and at multiple customer facilities in line with the Company's objective to secure strategic partnerships for the joint development of its diesel fuel processing technology for the OEM market. Over the past few months, notable progress has been made with leading diesel industry companies evaluating the Company's NOx reduction approach for OEM engine applications, including successful completion of an on-road demonstration on a Class 8 heavy-duty diesel truck, and the previously announced signing of a MOU with a prospective diesel industry partner for the new engine market.

Murry continued, "Our increased focus on development and commercialization efforts relating to emissions reduction solutions for diesel engines is in line with growing federal government support for clean diesel technologies. As part of new energy legislation and in an effort to boost sales of clean diesel vehicles, President Bush recently called for $2.5 billion in tax incentives over 10 years for fuel-efficient vehicles to include clean diesel vehicles. The proposed legislation also includes provisions for programs to advance the development and demonstration of diesel after-treatment technologies for both the power generation and transportation industries, along with grant programs encouraging both the production of advanced, low-emissions diesel engines and the retrofit of existing diesel-powered vehicles with emissions-control solutions."

With respect to its SCR catalyst and management services business, Catalytica Energy Systems has recently taken actions to strengthen execution of SCR-Tech's business strategy in an effort to broaden its reach in the marketplace, develop new sales channels, and further expand its customer base. As part of these actions, the Company announced in March the appointment of Bill McMahon, a seasoned executive and 25-year energy and utility industry veteran, to serve as president of the subsidiary.

"While orders for SCR catalyst cleaning and regeneration services in the coming year have been slow to develop, we continue to be excited about the long-term prospects for the business," said Murry. "We remain committed to growing our SCR services revenues and believe this recent change in management will help us more fully capitalize on the commercial opportunities that lie ahead for SCR-Tech. Under Bill's leadership, the SCR-Tech team has made good progress in realigning its sales and marketing activities to position the business to gain a stronger foothold in the developing market for SCR catalyst services. As a result of these efforts, I am pleased to report that we have recently received two new shipments of catalyst from leading utility customers for processing later this year. We are also currently pursuing a number of other sizeable cleaning and regeneration contracts. However, due to lengthy sales cycles combined with the project-based nature of our SCR services business, we may not begin to fully realize the positive impact of these revenue opportunities until next year."

Catalytica Energy Systems is also reporting today an update on the status of its development program with GE associated with the application of its Xonon Cool Combustion® system to the 10 megawatt GE10 gas turbine. In the first quarter, the Company announced the successful completion of full-scale, on-engine tests of a Xonon-equipped GE10 single-shaft gas turbine at the GE test facilities in Florence, Italy. The positive results achieved in these tests included demonstration of NOx emissions consistently below 3 ppm over a range of operating conditions, and below 1 ppm at base-load. Although the product is not yet ready for commercialization, both companies are now discussing prospects for the next program milestone -- the first installation of a Xonon-equipped GE10 gas turbine at a customer site and the initiation of endurance field testing to gain further operating experience in advance of a commercial release. Additional details relating to next steps for the program are currently being determined. As previously stated, Catalytica Energy Systems remains committed to advancing Xonon Cool Combustion development and commercialization activities as funded by OEM partners, and anticipates having more visibility in this regard by mid-2005.

Catalytica Energy Systems will host a conference call and webcast today, Thursday, May 12, 2005, at 4:45 PM Eastern Time (1:45 PM Pacific Time) to discuss its financial results along with an update on the business and its outlook for the remainder of 2005. Interested parties are invited to listen to the call over the Internet by accessing the Company's website at www.CatalyticaEnergy.com. Webcast participants should allot extra time before the webcast begins to register, and, if necessary, download and install audio software. Alternatively, interested parties may access the call by dialing 1-800-706-7748 (1-617-614-3473 for international callers), using passcode 37503910. An archived version of the webcast will be available for replay on the Company's website beginning approximately two hours following the conclusion of the live call and continuing for a period of 30 days. A replay of the call will also be available via telephone through May 19, 2005. To access the replay, dial 1-888-286-8010 (1-617-801-6888 for international callers), using passcode 24677652.

Catalytica Energy Systems is a leading provider of innovative products and services to meet the rapidly growing demand for emissions control solutions in the power generation and transportation industries. Through its SCR-Tech subsidiary (www.scr-tech.com), the Company offers a variety of services for coal-fired power plants using selective catalytic reduction (SCR) systems to reduce nitrogen oxides (NOx) emissions. These services include SCR catalyst cleaning and regeneration, as well as SCR system management and consulting services to optimize efficiency and reduce overall operating and maintenance costs. Catalytica Energy Systems' other business activities include the design, development and manufacture of advanced products based on its proprietary catalyst and fuel processing technologies to offer cost-effective solutions for reducing NOx emissions from diesel engines and natural gas-fired turbines. The Company's Xonon® Diesel Fuel Processing technology is designed to facilitate significant NOx reduction from mobile, stationary, and off-road diesel engines by improving the performance of NOx adsorber catalyst systems. Catalytica Energy Systems' commercially available Xonon Cool Combustion® system offers a breakthrough pollution prevention approach for gas turbines to achieve ultra-low emissions power generation through a proprietary catalytic combustion process. Other activities include the development of fuel processing systems for fuel cell applications in stationary, auxiliary, and back-up power applications. Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.

This news release contains forward-looking statements regarding the performance of Catalytica Energy Systems' emissions reduction solutions for diesel engine applications; the timing and prospects associated with on-road field demonstrations of Catalytica Energy Systems' XononD™ retrofit solution for mobile diesels; Catalytica Energy Systems' ability to advance the development of XononD™ to an EPA verification-ready solution by year-end and realize a commercial product launch by mid-2006; the timing and prospects associated with securing joint development or commercialization agreements with strategic diesel industry partners relating to its diesel fuel processing technologies; the Company's ability to strengthen execution of SCR-Tech's business strategy, expand its sales and marketing activities, and secure new contracts for SCR catalyst cleaning and regeneration services in the coming year; the long-term growth prospects associated with the SCR-Tech business; the timing of and prospects for further activities relating to the Xonon-equipped GE10, including the possibility of a field demonstration at a customer site and the prospects for a future commercial release. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others: possible fluctuations in economic conditions affecting the markets for Catalytica Energy Systems' products and services; the risk that a market may not develop or be maintained for Catalytica Energy Systems' products and services; that there may be unanticipated technical, commercial or other setbacks related to Catalytica Energy Systems' emissions reduction solutions for diesel engines; that there may be unanticipated events that could impact the Company's ability to manage the SCR-Tech business; difficulties or delays in strengthening SCR-Tech's sales and marketing activities or in executing SCR-Tech's business strategy; changes in the environmental requirements relating to NOx emissions; that marketing, project development and installation timelines and regulatory review outcomes are uncertain; that there may be unanticipated technical, commercial or other setbacks related to the incorporation of Xonon into the GE10, or other gas turbines, which could result in delays in commercial shipments; that changes may occur in the arrangements between Catalytica Energy Systems and its OEM partners for the supply of Xonon-equipped gas turbines; that Catalytica Energy Systems may be unable to maintain current or develop future strategic relationships for its products and services, including with OEMs, other strategic partners, and utility customers; that any decision on the part of an OEM or other strategic partner not to pursue development or commercialization of its products could negatively adversely impact our business or results of operations; and the other risks set forth in Catalytica Energy Systems' most recently filed Form 10-K filed with the Securities and Exchange Commission. Catalytica Energy Systems undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

Editor's Note: Xonon, Xonon Cool Combustion, XononD and XFP are trademarks or registered trademarks of Catalytica Energy Systems, Inc., Gilbert, AZ, USA.

Catalytica Energy Systems, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

                                               Three Months Ended
                                                    March 31,
                                                 2005      2004
                                              --------   --------

Total revenues                                 $ 1,299   $    986

Costs and expenses:
 Cost of revenues                                1,170        758
 Research and development                        1,892      1,910
 Selling, general and administrative             1,859      1,655
                                              --------   --------

Total costs and expenses                         4,921      4,323
                                              --------   --------
Operating loss                                  (3,622)    (3,337)

Interest and other income, net                      84         96
                                              --------   --------

Net loss                                      $ (3,538)  $ (3,241)
                                              ========   ========

Basic and diluted net loss per share          $  (0.20)  $  (0.18)

                                              ========   ========
Weighted average shares used in computing
 net loss per share                             17,931     17,806
                                              ========   ========

Catalytica Energy Systems, Inc.
Consolidated Balance Sheets
(in thousands)

                                              March 31,  December 31,
                                                2005       2004
                                              --------   --------
                                             (unaudited)
ASSETS:

  Cash, cash equivalents and short-term
   investments                                $ 32,136   $ 35,592
  Accounts receivable, net                       1,277      1,222
  Inventory                                        493        474
  Other current assets                             607        601
                                              --------   --------
     Total current assets                       34,513     37,889

  Property and equipment, net                    7,318      7,477
  Goodwill                                       4,257      4,257
  Other intangible assets, net                   1,540      1,583
  Other assets                                     293        311
                                              --------   --------
     Total assets                             $ 47,921   $ 51,517
                                              ========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY:

  Accounts payable and accrued liabilities    $  2,683   $  2,776
  Current portion of long-term debt              1,694        748
                                              --------   --------
     Total current liabilities                   4,377      3,524

  Long-term debt and other long-term
   liabilities                                   4,687      5,654

  Stockholders' equity                          38,857     42,339
                                              --------   --------
     Total liabilities and stockholders'
      equity                                  $ 47,921   $ 51,517
                                              ========   ========

CONTACT:

Megan Meloni
Investor Relations
(650) 940-6253